EXHIBIT 10.1af
SECOND AMENDMENT TO THE
SAUER-DANFOSS INC. 409A DEFERRED COMPENSATION PLAN
FOR SELECTED EMPLOYEES AND US NONEMPLOYEE DIRECTORS
(as Amended and Restated Effective January 1, 2008)

WHEREAS, Sauer-Danfoss Inc., a Delaware corporation (the “Company”), maintains the Sauer-Danfoss Inc. 409A Deferred Compensation Plan for Selected Employees and US Nonemployee Directors, as amended and restated effective January 1, 2008 (the “Plan”); and

WHEREAS, the Company desires to amend the Plan to clarify the distribution provision of the Plan;

NOW, THEREFORE, the Plan is hereby amended as follows:

1.	New Section 2(z) is hereby added to the Plan to read as follows, effective December 1, 2012:

“(z)    “Separation from Service” shall have the meaning set forth in Code Section 409A(a)(2)(A)(i) and the final regulations issued thereunder. Whenever used in this document, the words “termination from service” or “termination of service” shall be deemed to mean a Separation from Service.”

2.	Section 5.2(a) of the Plan is hereby amended by adding the following sentence at the end thereof:

“If the 90-day period referenced in the first sentence of this Section 5.2(a) does not begin and end in the same calendar year, the Participant shall not have the right, either directly or indirectly, to designate the year of payments.”

IN WITNESS WHEREOF, this Second Amendment has been executed by a duly authorized officer of the Company this 13 day of December, 2012.

SAUER-DANFOSS INC.

By: /s/ Anne L. Wilkinson
Anne L. Wilkinson

Title: Executive Vice President, HR